As filed with the United States Securities and Exchange Commission on March 12, 2009
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

MAKO Surgical Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	20-1901148 (I.R.S. Employer Identification No.)

2555 Davie Road Fort Lauderdale, Florida 33317 (Address, Including Zip Code, of Principal Executive Offices)

MAKO Surgical Corp. 2008 Omnibus Incentive Plan
(Full Title of the Plan)

Maurice R. Ferré, M.D.
President and Chief Executive Officer
MAKO Surgical Corp.
2555 Davie Road, Fort Lauderdale, Florida 33317
(954) 927-2044
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

COPY TO:
Jay O. Rothman, Esq.
Foley & Lardner LLP
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
(414) 271-2400

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	998,059	$6.83	$6,816,742.97	$267.90

(1)

This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the prospectus of the above-named plans, and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), any additional shares of Common Stock which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

(2)

Pursuant to Rule 457(h) and (c) promulgated under the Securities Act, the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on March 9, 2009, as reported on the NASDAQ Global Market.

Pursuant to Rule 429 under the Securities Act, the Prospectus referred to herein also relates to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-149445).

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

           The purpose of this Registration Statement is to register 998,059 additional shares of Common Stock, $.001 par value per share (“Common Stock”), of MAKO Surgical Corp. (the “Company”) in connection with the MAKO Surgical Corp. 2008 Omnibus Incentive Plan.

           Pursuant to General Instruction E of Form S-8, the contents of the Company’s Registration Statement on Form S-8 (Registration No. 333-149445), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement, except as set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index.

Item 9.	Undertakings.

(a)          The undersigned Registrant hereby undertakes:

     (1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii)      To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii)     To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4)          That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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(i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act of 1933;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser.

     (b)          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on this 12th day of March, 2009.

MAKO Surgical Corp.

By:	/s/ Maurice R. Ferré, M.D.
Maurice R. Ferré, M.D.
President and Chief Executive Officer and
Chairman of the Board

Each person whose signature appears below constitutes and appoints Maurice R. Ferré and Fritz L. LaPorte, and each of them individually, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them individually, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated below on March 12, 2009.

Signature	Title

/s/ Maurice R. Ferré, M.D.	Chief Executive Officer, President and Chairman of the Board
Maurice R. Ferré, M.D.	(Principal Executive Officer)

/s/ Fritz L. LaPorte	Senior Vice President of Finance and Administration, Chief
Fritz L. LaPorte	Financial Officer and Treasurer (Principal Financial Officer and
Principal Accounting Officer)

/s/ S. Morry Blumenfeld, Ph.D.	Director
S. Morry Blumenfeld, Ph.D.

/s/ Gerald A. Brunk	Director
Gerald A. Brunk

/s/ Marcelo G. Chao	Director
Marcelo G. Chao

/s/ Christopher C. Dewey	Director
Christopher C. Dewey

/s/ Charles W. Federico	Director
Charles W. Federico

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Signature	Title

/s/ John G. Freund, M.D.	Director
John G. Freund, M.D.

/s/ Frederic H. Moll, M.D.	Director
Frederic H. Moll, M.D.

/s/ William D. Pruitt	Director
William D. Pruitt

/s/ John J. Savarese, M.D.	Director
John J. Savarese, M.D.

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EXHIBIT INDEX

Exhibit Number	Document Description

4	MAKO Surgical Corp. 2008 Omnibus Incentive Plan (1)

5	Opinion of Foley & Lardner LLP (including consent of counsel) (2)

23.1	Consent of Foley & Lardner LLP (filed as part of Exhibit (5)) (2).

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm (2).

24	Powers of Attorney (2).

Documents incorporated by reference to filings made by MAKO Surgical Corp. under the Securities Exchange Act of 1934, as amended, are under Securities and Exchange Commission (“SEC”) File No. 001-33966.

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended, filed with the SEC on September 19, 2007 (Registration No. 333-146162).

(2)	Filed herewith.

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